UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 8-K
                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                         Date of Report: August 16, 2005

                     ADVANCED 3-D ULTRASOUND SERVICES, INC.
              (Exact Name of Small Business Issuer in Its Charter)

         Florida                       0-25097                  65-078-3722
(State or other jurisdiction         (Commission               (IRS Employer
    of Incorporation)                File Number)            Identification No.)


    3900A 31st Street North, St. Petersburg, Florida         33714
       (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code: 727-525-5552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[ ]  Soliciting  material  pursuant to rule 14a-12 under the Exchange Act
     (17  CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01:  Entry Into A Material Definitive Agreement

On August 16, 2005, Registrant and World Energy Solutions, Inc., a Florida corporation ("World Energy") entered into an Agreement and Plan of Merger (the "Agreement") whereby World Energy agreed to merge into Registrant, with Registrant remaining as the surviving entity. The merger of World Energy into Registrant was effective August 17, 2005 when Articles of Merger were filed with the Florida Secretary of State.

Each World Energy shareholder received one share of restricted common stock of the Registrant for each share of World Energy common stock held by the World Energy shareholders. As of August 16, 2005, World Energy had 11,463,500 shares of common stock issued and outstanding. As of August 16, 2005, Registrant had 198,063 shares of common stock issued and outstanding. Immediately following the merger, Registrant had 11,661,563 shares of common stock issued and outstanding.

SECTION 2 -- FINANCIAL INFORMATION

Item 2.01:  Completion of Acquisition or Disposition of Assets.

World Energy Solutions, Inc. is a start up business without predecessors and no financial information regarding this transaction is required hereunder.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01:  Financial Statements and Exhibits

   Exhibit 10 - Material Contracts

        10.1 - Agreement and Plan of Merger Between                       Filed
               Registrant and World Energy Solutions, Inc...............Herewith

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ADVANCED 3-D ULTRASOUND SERVICES, INC.
                                      (Registrant)

Dated: August 19, 2005                By: /s/ Benjamin C. Croxton
                                      -----------_---------------
                                      Benjamin C. Croxton
                                      Chief Executive Officer
                                      Chief Financial Officer